Allegiant Q1 2016 Earnings

Exhibit 99.1

ALLEGIANT TRAVEL COMPANY FIRST QUARTER 2016
FINANCIAL RESULTS
First Quarter 2016 Fully Diluted Earnings per Share of $4.29
Authorized $100 Million Share Repurchase Authority
Increased the Quarterly Dividend to $0.70 per Share

LAS VEGAS. April 27, 2016 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the first quarter 2016, as well as comparisons to prior year equivalents:

	Three Months Ended March 31,
Unaudited	2016	2015	Change
Total operating revenue (millions)	$348.6	$329.2	5.9%
Operating income (millions)	$121.1	$108.1	12.1%
Net income (millions)	$72.0	$64.9	11.0%
Diluted earnings per share	$4.29	$3.74	14.7%
Return on capital employed (LTM)*	25.3%	21.3%
* - see appendix for calculation

“Thanks to all of our hard working team members, we had another strong first quarter, which is traditionally our best quarter of the year,” stated Maurice J. Gallagher, Jr., chairman and CEO of Allegiant Travel Company. "We added three more Airbus A320 aircraft to the operating fleet during the quarter. In addition, we are announcing two separate transactions for a total of eleven incremental A320s which will deliver in the next several years. The Airbus is our future and these transactions further demonstrate our ability to source high quality aircraft in tight aircraft markets without sacrificing economics. Additionally I am pleased to announce our Board of Directors increased our quarterly dividend to $.70 per share from our current $.30. This increased regular payout each quarter reinforces our company’s quality financial performance and our belief in our future. This regularly scheduled dividend will replace our special dividends we have historically paid at the end of each year. Lastly I am bullish about our reaching a first contract agreement with our pilots and flight attendants later this year. While there can be no guarantees, both we and our crews are motivated to conclude these talks."

Notable first quarter 2016 company highlights

•	Purchase of additional Airbus aircraft - Executed two separate agreements for a total of eleven additional A320 series aircraft which will deliver between December 2017 and February 2020

•	Airbus aircraft added to the fleet in the quarter - One A319 and two A320s

Allegiant Q1 2016 Earnings

•	Network growth - As of March 31, 2016 the company is operating 298 routes versus 247 during the same period last year

Percent change vs Q1 2015
ASMs*	18%
Cities	4%
Routes	21%
* - ASMs are available seat miles

•	New routes - Announced 41 new second quarter routes

•	New cities - Announced service to six new cities

◦	Two new destinations: Washington D.C. through Baltimore Washington International airport and Destin, Florida

◦	Four new origination cities: Albuquerque, New Mexico, El Paso, Texas, Sonoma, California, and Evansville, Indiana

•	Share repurchase first quarter - Approximately $54 million or 314,849 shares

•	Share repurchase authorization - The Board of Directors increased the authorization to $100 million under our share repurchase program

•	Dividend - Paid a special dividend of $1.65 per share in January 2016 and a recurring dividend of $0.30 per share in March 2016

•	Increase in Dividend - The Board of Directors authorized an increase in the quarterly dividend to $0.70 per share

First quarter 2016 network trends

•	Airbus network - Airbus aircraft flew over 45 percent of the first quarter ASMs versus 27 percent a year ago

•	Aircraft utilization - Airbus A320 series aircraft averaged 8.3 block hours per day versus an average of 4.9 hours per day on the MD-80

•	Aircraft bases - Six of our twelve bases are Airbus only bases versus zero a year ago

First quarter 2016 revenue performance

•	Average fare-total - Decreased by nine percent versus last year

◦	Off peak flying was 26 percent of ASMs for the first quarter versus 23 percent a year ago

◦	New markets (markets operating less than one year) were twelve percent of ASMs for the first quarter versus nine percent a year ago

•	Same store TRASM - TRASM in markets flown in the first quarter last year declined approximately six percent

Second quarter 2016 revenue trends

•	TRASM guidance - Second quarter TRASM is expected to decrease between ten and eight percent versus the second quarter last year

◦	Off peak flying is expected to be 25 percent of ASMs for the second quarter versus 23 percent last year

◦	New markets (markets operating less than one year) are expected to be 14 percent of ASMs for the second quarter which is similar to what it was last year

◦	The shift of Easter from the second quarter in 2015 to the first quarter of 2016 is expected to have a negative two point impact on second quarter year-over-year TRASM

First quarter 2016 cost performance

•	CASM - Declined 13 percent - ASMs per gallon improved by three percent versus last year to 72.3 while fuel cost per gallon declined 33 percent

•	Station operations - Station expense per departure increased nine percent, primarily on higher ground handling fees versus last year

Allegiant Q1 2016 Earnings

•	Maintenance and repairs - Maintenance and repairs expense rose 24 percent due to six planned MD-80 engine overhauls versus one in the first quarter last year

Second quarter and full year 2016 cost trends

•
Second quarter 2016 CASM ex fuel - CASM ex fuel is expected to increase between four and six percent versus the same period last year - The increase is primarily driven by planned MD-80 airframe maintenance events

•	Full year CASM ex fuel - No change from previous guidance - expected to be between zero and an increase of four percent

•	Maintenance and repairs expense - No change from previous guidance - expected to be between $115 and $125 thousand per in service aircraft per month for full year 2016

•
Total ownership expense per aircraft per month - No change from previous guidance - full year 2016 total depreciation expense and aircraft lease rental expense per in service aircraft per month is expected to be between $100 and $110 thousand

Balance sheet highlights

•	2016 Capital expenditures - Expect CAPEX to be $210 million, increased from $188 million due to advantageous Airbus engine purchases

•	Aircraft financing - In January 2016, the Company raised $28 million in debt secured by two A319 aircraft

•	Shareholder returns - $86.8 million of cash was returned to shareholders during the first quarter 2016

◦	$27.7 million was returned through the special dividend declared in December 2015 and paid in January 2016

◦	$5.1 million was returned through the recurring dividend declared and paid in March 2016

▪	The Company intends to pay a second quarter dividend of $0.70 per share on June 3, 2016 to all shareholders of record as of May 20, 2016

◦	$54.0 million returned through share repurchases

▪	$100 million in share repurchase authority from the Board of Directors as of April 26, 2016

Unaudited (millions)	3/31/2016	12/31/2015	Change
Unrestricted cash*	$411.2	$397.4	3.5%
Total debt	$651.0	$641.7	1.4%
Total Allegiant Travel Company shareholders’ equity	$362.5	$350.0	3.6%
* - Unrestricted cash includes investments in marketable securities.

	Three Months Ended March 31,
Unaudited (millions)	2016	2015	Change
Capital expenditures	$71.7	$64.1	11.9%

At this time, Allegiant Travel Company provides the following guidance to investors, subject to revision.

Allegiant Q1 2016 Earnings

Guidance, subject to revision

	April 2016	2Q16
Estimated TRASM year-over-year change	(14) to (12)%	(10) to (8)%

Fixed fee and other revenue guidance		2Q16
Fixed fee and other revenue (millions)		$12 to $14

Capacity guidance
System	2Q16	3Q16	FY16
Departure year-over-year growth	14 to 18%	18 to 22%
ASM year-over-year growth	13 to 17%	15 to 19%	12 to 16%
Scheduled
Departure year-over-year growth	14 to 18%	18 to 22%
ASM year-over-year growth	13 to 17%	15 to 19%	12 to 16%

Cost guidance	2Q16		FY16
CASM ex fuel – year-over-year change	4 to 6%		0 to 4%

CAPEX guidance			FY16
Capital expenditures (millions)			$210
 CASM ex fuel – cost per available seat mile excluding fuel expense

Aircraft fleet plan by end of period

Aircraft - (seats per AC)	1Q16	2Q16	YE16
MD-80 (166 seats)	50	49	47
757 (215 seats)	5	5	5
A319 (156 seats)	11	15	17
A320 (177 seats)	16	16	16
Total	82	85	85
Aircraft listed in table above include only in service aircraft, planned retirements and future aircraft under contract (subject to change)

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday, April 27, 2016 to discuss its first quarter 2016 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiant.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Q1 2016 Earnings

Las Vegas-based Allegiant (NASDAQ: ALGT) is focused on linking travelers in small cities to world-class leisure destinations. The airline offers industry-low fares on an all-jet fleet while also offering other travel-related products such as hotel rooms, rental cars and attraction tickets. All can be purchased only through the company website, Allegiant.com. Beginning with one aircraft and one route in 1999, the company has grown to over 80 aircraft and more than 300 routes across the country with airfares less than half the cost of average domestic roundtrip ticket. For downloadable press kit, including photos, visit: http://gofly.us/YFuyb.

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future unit revenue, future operating expense, ASM growth, departure growth, fixed-fee and other revenues, expected capital expenditures, number of contracted aircraft to be placed in service in the future, timing of aircraft retirements, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov . These risk factors include, without limitation, an accident involving, or problems with, our aircraft, our reliance on our automated systems, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants, terrorist attacks, risks inherent to airlines, demand for air services to our leisure destinations from the markets served by us, our dependence on our leisure destination markets, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, aging aircraft and other governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,		Percent
	2016	2015	change
OPERATING REVENUE:
Scheduled service revenue	$201,606	$200,529	0.5
Ancillary revenue:
Air-related charges	120,929	105,069	15.1
Third party products	11,258	10,797	4.3
Total ancillary revenue	132,187	115,866	14.1
Fixed fee contract revenue	6,800	4,368	55.7
Other revenue	8,022	8,478	(5.4)
Total operating revenue	348,615	329,241	5.9
OPERATING EXPENSES:
Aircraft fuel	53,659	69,626	(22.9)
Salary and benefits	69,208	58,553	18.2
Station operations	30,734	23,852	28.9
Maintenance and repairs	26,492	21,392	23.8
Depreciation and amortization	24,685	24,347	1.4
Sales and marketing	5,808	7,101	(18.2)
Other	16,903	16,271	3.9
Total operating expense	227,489	221,142	2.9
OPERATING INCOME	121,126	108,099	12.1
OTHER (INCOME) EXPENSE:
Interest income	(966)	(105)	NM*
Interest expense	7,239	6,826	6.1
Other, net	(9)	4	NM*
Total other (income) expense	6,264	6,725	(6.9)
INCOME BEFORE INCOME TAXES	114,862	101,374	13.3
PROVISION FOR INCOME TAXES	42,882	36,551	17.3
NET INCOME	71,980	64,823	11.0
Net loss attributable to noncontrolling interest	—	(44)	NM*
NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	$71,980	$64,867	11.0
Earnings per share to common shareholders (1):
Basic	$4.29	$3.75	14.4
Diluted	$4.29	$3.74	14.7
Weighted average shares outstanding used in computing earnings per share to common shareholders (1):
Basic	16,678	17,197	(3.0)
Diluted	16,699	17,237	(3.1)
NM* - not meaningful

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Three Months Ended March 31,		Percent
	2016	2015	change*
OPERATING STATISTICS
Total system statistics:
Passengers	2,592,907	2,256,235	14.9
Revenue passenger miles (RPMs) (thousands)	2,520,149	2,191,468	15.0
Available seat miles (ASMs) (thousands)	3,001,384	2,526,031	18.8
Load factor	84.0%	86.8%	(2.8)
Operating expense per ASM (CASM) (cents)	7.58	8.76	(13.5)
Fuel expense per ASM (cents)	1.79	2.76	(35.1)
Operating CASM, excluding fuel (cents)	5.79	6.00	(3.5)
ASMs per gallon of fuel	72.3	70.2	3.0
Departures	18,918	15,987	18.3
Block hours	46,270	38,733	19.5
Average stage length (miles)	935	929	0.6
Average number of operating aircraft during period	82.2	71.6	14.8
Average block hours per aircraft per day	6.2	6.0	3.3
Full-time equivalent employees at end of period	3,029	2,448	23.7
Fuel gallons consumed (thousands)	41,523	36,002	15.3
Average fuel cost per gallon	$1.29	$1.93	(33.2)
Scheduled service statistics:
Passengers	2,567,309	2,223,703	15.5
Revenue passenger miles (RPMs) (thousands)	2,483,553	2,163,618	14.8
Available seat miles (ASMs) (thousands)	2,897,951	2,457,705	17.9
Load factor	85.7%	88.0%	(2.3)
Departures	18,175	15,321	18.6
Block hours	44,563	37,546	18.7
Total scheduled service revenue per ASM (TRASM)** (cents)	11.52	12.87	(10.5)
Average fare - scheduled service	$78.53	$90.18	(12.9)
Average fare - ancillary air-related charges	$47.10	$47.25	(0.3)
Average fare - ancillary third party products	$4.39	$4.86	(9.7)
Average fare - total	$130.02	$142.29	(8.6)
Average stage length (miles)	940	943	(0.3)
Fuel gallons consumed (thousands)	40,154	35,000	14.7
Average fuel cost per gallon	$1.29	$1.96	(34.2)
Percent of sales through website during period	94.3%	95.4%	(1.1)

* Except load factor and percent of sales through website, which is percentage point change.
** Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.

Appendix A
Additional Financial Information
(Unaudited)

	Twelve Months Ended March 31,
Return on capital calculation (millions)	2016	2015
Net income attributable to Allegiant Travel Company	$227.5	$117.3
Income tax	132.7	67.1
Interest expense	26.9	24.9
Less interest income	(2.3)	(0.7)
	384.8	208.6

Interest income	2.3	0.7
Tax rate	36.8%	36.6%
Numerator	244.6	132.7

Total assets as of prior March 31	1,299.0	904.2
Less current liabilities as of prior March 31	394.0	303.0
Plus short term debt as of prior March 31	60.8	20.4
Denominator	965.8	621.6
Return on capital employed	25.3%	21.3%